EXHIBIT 10.15

                            STOCK EXCHANGE AGREEMENT

         This Stock Exchange Agreement (the "Agreement"), entered into this 29 day of October, 2003, by and among Reporting Public Company, Inc., a corporation organized pursuant to the laws of the State of Nevada ("Elgrande"); Private Company, Inc., a corporation organized pursuant to the laws of the State of Florida ("Biscayne"); and the persons listed in Schedule A (the "Biscayne Stockholders").

           W     I     T     N     E     S     S     E     T     H :

         WHEREAS, the Biscayne Stockholders are the owners of all of the issued and outstanding shares of capital stock of Biscayne, consisting solely of shares of Common Stock, Par Value $0.001 per share (the "Biscayne Shares" or the "Biscayne Common Stock");

         WHEREAS, each of the Biscayne Stockholders is the owner of that number of Biscayne Shares as is set forth opposite his name on Schedule A attached hereto;

         WHEREAS, Elgrande wishes to acquire all the Biscayne Common Stock by issuing shares of Common Stock, Par Value $0.001 per share, of Elgrande (the "Elgrande Shares" or the "Elgrande Common Stock") to the Biscayne Stockholders in exchange for the Biscayne Shares to be conveyed to Elgrande by the Biscayne Stockholders; and

         WHEREAS, the Biscayne Stockholders wish to convey to Elgrande the Biscayne Shares held by them in exchange for Elgrande Shares to be issued to them by Elgrande.

         N    O    W         T    H    E    R    E    F   O   R    E ,

         In consideration of the representations, warranties, covenants, and agreements herein contained, which are given by each Party to the other Parties in order to induce them to enter into this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions.

The following terms shall have the following meanings for the purposes of the
Agreement:

         "Affiliate" means, with respect to any specified Person,
                  (a) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person;

                  (b) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of the specified Person or a Person described in clause (a) of this paragraph;

                  (c) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; or
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                  (d) any relative or spouse of the specified Person or any of the foregoing Persons.

         "Business Day" means any day of the year other than

                  (a) any Saturday or Sunday, or

                  (b) any day which is a Legal Holiday as declared to be such by federal law.

         "Confidential Information" means all confidential information concerning a Party or its Affiliates that

                  (a) is not and has not become ascertainable or obtainable from public or published information,

                  (b) is not received from a third party or is received from a third party pursuant to the authorization of the Party in question, or

                  (c) was not in Party's possession prior to disclosure thereof to another Party to this Agreement in connection with the transactions contemplated herein.

         "Closing" means the consummation(s) of the transactions contemplated herein.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral.

         "Existing Borrowing" means all borrowing from lending institutions, vendors or agencies of federal, state or local governments or their political subdivisions.

         "Financial Statements of Biscayne" means, and includes, all of the following:

                  (a) the un-audited financial statements of Biscayne as at October 2, 2003, (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows as at the end of the twelve-month period then ended, which shall be prepared in accordance with GAAP;

                  (b) the Latest Financial Statements of Biscayne; and, in addition

                  (b) any other financial statements issued by Biscayne.

         "Financial Statements of Elgrande" means, and includes, all of the following:

                  (a) the audited financial statements of Elgrande as at May 31, 2003, and contained in Elgrande's Form 10-K as filed with the SEC on August 29, 2003;
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                  (b) the Latest Financial Statement of Elgrande; and, in
                  addition

                  (c) any other financial statements issued by Elgrande.

         "Latest Financial Statement of Biscayne" means the un-audited financial statements of Biscayne as at October 2, 2003, (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the period then ended, which shall be prepared in accordance with GAAP.

         "Latest Financial Statement of Elgrande" means the un-audited financial statements of Elgrande as at May 31, 2003, and contained in Elgrande's Form 10-Q as filed with the SEC on August 29, 2003

         "Latest Biscayne Financial Statement Date" means the date of a Latest Financial Statement of Biscayne.

         "Latest Elgrande Financial Statement Date" means the date of a Latest Financial Statement of Elgrande.

         "GAAP" means United States generally accepted accounting principles at the time in effect.

         "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Material" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable Law (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now or at any time hereafter in effect.

         "Latest Financial Statement Date" means the date of a Latest Financial Statement.

         "Law" or "Laws" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "Lien" means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties, expenses (including attorneys' fees and the expenses and costs of investigation and litigation), and including liabilities for taxes that have become due and payable or which have accrued with respect to a Party that have not been paid prior to the Closing Date or which, with respect to a corporate Party, have not been reserved on said corporate Party's Financial Statements. (Any Taxes attributable to the operations of a corporate Party payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.)

         In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall also include any and all attorneys' fees and
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         expenses and costs of investigation and litigation incurred by the
         Indemnified Person in enforcing such indemnity.

         "Material Adverse Effect" means with respect to any specified Person, a fact, event or circumstance which has had or could reasonably be expected to have a material adverse effect on the assets (including intangible assets), business, liabilities, operations or conditions, financial or otherwise, of such Person taken as a whole; provided, however, that, with respect to Biscayne or to Elgrande, none of the following, either individually or in the aggregate, shall be deemed to constitute a Material Adverse Effect:

                  (a) any adverse event, change or effect that is primarily caused by conditions affecting the economy of the United States or Canada generally; or

                  (b) any adverse event, change or effect that is primarily caused by conditions generally affecting the specific industry in which such Person is engaged.

         "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

         "Elgrande's Transfer Agent" shall mean
                  Pacific Stock Transfer Company
                  Suite 240, 500 E. Warm Springs Road
                  Las Vegas NV 89119

                  Attention: Valerie Killius / Lance Godfrey

                  Voice Telephone Number: (702) 361-3033
                  Fax Telephone Number:   (702) 433-1979

         "Security" or "Securities" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         "SEC" or the "Commission" means the United States Securities and Exchange Commission.

         "Subsidiaries" means any Person 50.1 % or more of the voting power of which is controlled by another Person.

         "Taxes" means all income tax liability, deferred income tax liability and other taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, whether or not assessed or disputed, that are payable or deferrable, by a Person through September 30, 2003, or as to which a Person may have any liability for taxable periods ending on or before such date, together with all deficiencies, and any interest, penalties or additions to tax attributable thereto.

         "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

                                   ARTICLE II
                           CLOSING; EXCHANGE OF STOCK

Section 2.1 The Closing.

         The Closing shall take place on the Closing Date at the offices of

                           Elgrande.com, Inc
                           1450 Kootenay St.
                           Vancouver, BC
                           V5K 4R1

or at such other location as the parties may determine, on October 30, 2003, at 12 :00 P.M., local time or such other time or place as the parties hereto shall agree to in writing.

Section 2.2 Exchange of Stock.

         At the Closing, the Biscayne Stockholders shall convey the Biscayne Shares to Elgrande by delivering to Elgrande certificates of the Biscayne Shares, duly endorsed for transfer to Elgrande.

         Simultaneously, Elgrande shall issue to the Biscayne Shareholders that number of Elgrande Shares as is set forth opposite the names of the Biscayne Shareholders on Schedule A. To effect such issue of the Elgrande Shares, Elgrande shall prepare and issue an irrevocable letter of instructions dated as of the Closing Date, addressed to Elgrande's Transfer Agent, directing and authorizing Elgrande's Transfer Agent to issue certificates representing Elgrande Common Stock to the Biscayne Shareholders.

Section 2.3 Closing Information.

         The parties hereto, at or prior to the Closing Date, shall deliver to each other the schedules, documents, financial statements and other information identified or described in this Agreement (the "Closing Information"). All actions taken and all Closing Information delivered at the Closing or prior thereto shall be deemed taken or delivered simultaneously at the Closing and no action shall be deemed taken, or any Closing Information deemed delivered, until all actions have been taken and all Closing Information has been delivered.

                                   ARTICLE III
                JOINT & COLLECTIVE REPRESENTATIONS AND WARRANTIES
                                 OF THE PARTIES

         In order to induce the other Parties to enter into this Agreement, each Party makes the following representations and warranties to the other Parties.

Section 3.1 Authority.

         (a)  Each Party

                  (i) has full power and authority to enter into, deliver and perform this Agreement;

                  (ii) neither the execution, delivery, consummation or performance of this Agreement

                  (iii) requires the approval or consent of, or notice to, any third party;

                  (iv) violates any law, regulation or agreement to which it is subject; or

                  (v) violates, conflicts with or would result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which it is a party or by which either of it may be bound.

         (b) If a Party is a corporation,

                  (i) it is duly organized, validly existing and in good standing under the laws of its state of incorporation;

                  (ii) it is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required; and

                  (iii) it has full power and authority to carry on its business as now conducted, and it is entitled to own, lease or operate all of its properties and assets wherever located.

Section 3.2. Truth of Statements; Completeness of Documents.

         (a) All documents, Schedules, Exhibits and other materials delivered or to be delivered by or on behalf of each Party to the others in connection with this Agreement and the transactions contemplated hereby are to the best of its knowledge true and complete;

         (b) The information furnished by or on behalf of each Party to the others in connection with this Agreement and the transactions contemplated hereby does not, to the best of its knowledge, contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading.

         (c) There is no fact known to any of the Parties which has not been disclosed to the other Parties in writing which has, or insofar as any such Party can foresee, which will have, a Material Adverse Effect on any of the other Parties.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                     OF THE
                              BISCAYNE STOCKHOLDERS

         In order to induce the other Parties to enter into this Agreement, the Biscayne Stockholders make the following representations and warranties to the other Parties.

Section 4.1 Good Title to Biscayne Shares; Delivery Thereof.

         (a) The Biscayne Stockholders had, has, and will have, full and valid title and control of the Biscayne Shares.

         (b) There was, is, and will be no existing impediment or encumbrance to the sale and transfer of such Biscayne Shares to Elgrande, and on delivery to Elgrande of the Biscayne Shares,

                  (i) all of the Biscayne Shares have been, are, and will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, cumulative voting, or similar rights of a shareholder of Biscayne,

                  (ii) all of the Biscayne Shares have been, are, and will be duly authorized, validly issued and are fully paid and non-assessable; and

         (c) There is no right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise receive from each Biscayne Stockholder any other Securities of Biscayne, and no Biscayne Stockholder has any such right, option or other agreement to acquire any other Securities of Biscayne from Biscayne or from any other person; and

         (d) It shall deliver to Elgrande a true and complete copy of

             I. the Articles of Incorporation of Biscayne and the By-Laws of Biscayne, certified by the Secretary of Biscayne as being in effect as at of the Closing Date

            II. a Certificate of Good Standing from the Secretary of State of Florida and by the Secretary of State of any other State in which Biscayne conducts business, which Certificates shall be dated not earlier than the date of this Agreement; and

           III.   the stock records of Biscayne.

Section 4.2 Sufficient Familiarity with the Affairs of Elgrande; Ability to Bear the Risks of an Investment in Elgrande, etc.

         With respect to its purchase of the Elgrande Shares, the Biscayne Stockholder acknowledges, represents, warrants and agrees as follows:

         (a) The Biscayne Stockholder has received and read carefully Elgrande's Business Summary, dated July, 2003 (the "Memorandum"). The Biscayne Stockholder understands that all documents, records and books pertaining to its investment have been made available for inspection by its attorney and/or its accountant and/or its "Purchaser Representative(s)", if any, as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Biscayne Stockholder. The Biscayne Stockholder and/or his advisor(s) have had reasonable opportunity to ask questions of and receive answers from Elgrande, or a person or persons acting on behalf of Elgrande, concerning the Elgrande Shares, and all such questions have been answered to the full satisfaction of the Biscayne Stockholder. No oral representations or oral information have been made or have been furnished to the Biscayne Stockholder or his advisor(s) in connection with the offering of the Elgrande Shares.

         (b) The Biscayne Stockholder is willing and able to bear the economic risk of an investment in the Elgrande Shares in an amount equal to the total subscription amount. In making this statement, consideration has been given to whether the Biscayne Stockholder could afford to hold the Elgrande Shares for an indefinite period and whether, at this time, the Biscayne Stockholder could afford a complete loss.

         (c) The Biscayne Stockholder has funds adequate to meet his personal needs and contingencies. The Biscayne Stockholder's commitment to investments which are not readily marketable is not disproportionate to his net worth and his investment in the Elgrande Shares will not cause his overall commitment to become excessive.

         (d) The Biscayne Stockholder recognizes that the Elgrande has only recently been formed and has limited financial and operating history.

         (e) The Biscayne Stockholder and/or his advisors and/or his Purchasers Representative(s) (if applicable) have such knowledge and experience in financial, tax and business matters to enable it and/or them to utilize the information made available to it and/or them in connection with the purchase of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

         (f) If applicable, the Biscayne Stockholder will acknowledged to the Elgrande in writing the name and address of any Purchaser Representative acting on behalf of the Biscayne Stockholder in connection with evaluating the merits and risks of this proposed investment. Each Purchaser Representative, if any, will confirm in writing to the Biscayne Stockholder the specific details of any and all past, present or future relationships, actual or contemplated, between himself or his affiliates and the Elgrande or any of its affiliates and any compensation received or to be received as a result of any such relationship.

         (g) The Elgrande Shares are being purchased solely for the Biscayne Stockholder's own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others and no other person has direct or indirect beneficial interest in such Shares.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF BISCAYNE

         In order to induce the other Parties to enter into this Agreement, Biscayne makes the following representations and warranties to the other Parties.

Section 5.1 Capitalization.

         (a) The authorized capital of Biscayne consists of:

                  (i)  the Biscayne Shares;

                  (ii) certain Senior Subordinated Convertible Redeemable Debentures (the "Biscayne Debentures"), convertible, from time to time, into authorized but un-issued shares of Biscayne Common Stock; and of

                  (iii) no other Securities.

         (b) All of the outstanding Securities of Biscayne have been duly authorized, validly issued, and are fully paid and non-assessable.

         (c) Other than the Subscription Agreement for the Biscayne Convertible Debentures, there are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from Biscayne any of the outstanding or authorized but un-issued or treasury shares of the Securities of Biscayne, and no Securities or obligations of any kind convertible into such Securities exist in favor of any person, firm or corporation.

         (d) Biscayne does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other person including but not limited to joint ventures and partnerships.

Section 5.2 Basic Corporate Documents.

          The copies of the Articles of Incorporation of Biscayne and of the By-Laws of Biscayne, and the stock records of Biscayne which will be delivered by the Biscayne Stockholders at or prior to the Closing Date shall be true and complete.

Section 5.3 Financial Statements; No Undisclosed Liabilities.

         (a) The Financial Statements of Biscayne present fairly the financial position, assets, liabilities and retained earnings of Biscayne as at the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of Biscayne for the periods covered thereby.

         (b) The Financial Statements are in accordance with the books and records of Biscayne, do not reflect any transactions which are not bona fide transactions, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         (c) Except as set forth in Exhibit 5.3-Biscayne, or in the Latest Financial Statements of Biscayne, Biscayne has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Financial Statements.

         (d) There is no basis for the assertion against Biscayne, as at the date of this Agreement, or as at the Closing Date, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements of Biscayne, and there is no reason for Biscayne or the Biscayne Stockholders to believe otherwise, irrespective of whether or not they believe the claim is valid or not.

Section 5.4 Taxes.

         (a) Elgrande has filed all federal, state and local tax returns which are required to be filed or has requested extensions thereof and has paid all Taxes shown on such returns and all assessments received by it to the extent that the same have become due except as shown on the Financial Statements of Elgrande.

         (b) Elgrande has not agreed nor is it required to make any adjustment under the provisions of the Internal Revenue Code or any similar state or local law by reason of a change in accounting method or otherwise.

         (c) The total amounts set up as liabilities for current taxes in the Financial Statements of Elgrande are sufficient to cover the payment of all claims, whether known or unknown, with respect to all Taxes.

         (d) Except as set forth in Schedule 5.4-Biscayne, there are no claims pending against Elgrande with respect to Taxes.

         (e) Neither the Federal income tax returns of Elgrande nor its state and local returns (measured, in whole or in part, by income) have been or are being audited.

Section 5.5 Title to Properties.

         Except as set forth in Schedule 5.5-Biscayne, Biscayne owns outright and has good and marketable title to all of its assets, including, without limitation, all of the assets, receivables and properties reflected on the Financial Statements of Biscayne, in each case free and clear of any lien, security interest or other encumbrance.

Section 5.6 Personal Property.

         Exhibit 5.6-Biscayne sets forth a true and complete list of all of the tangible personal property used by Biscayne in its business having an original acquisition cost of $1,000.00 or more.

Section 5.7 Real Property Used in Business.

         (a) Exhibit 5.7-Biscayne lists all real property owned or leased by Biscayne pursuant to which Biscayne holds, occupies or uses to conduct its business operations (the "Biscayne Real Property").

         (b) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at the Biscayne Real Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, Environmental Law, health regulations or ordinance or any other similar Law.

         (c) Except as set forth in Exhibit 5.7-Biscayne, no Hazardous Material have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the Biscayne Real Property.

Section 5.8 Contracts.

         (a) Exhibit 5.8-Biscayne is a complete list as of the date hereof all material Contracts to which Biscayne is a party or by which its assets or properties are bound or subject.

         (b) Except as listed on Schedule 5.8-Biscayne,

                  (i) all such Contracts are valid, subsisting, in full force and effect, and binding upon the parties (to such Contracts) in accordance with the terms of such Contracts; and

                  (ii) Biscayne

                           (A) is in compliance with all provisions of all such Contracts;

                           (B) is not in default under any such Contract; nor, to the best of its knowledge,

                           (C) is any other party (to any such Contract) in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

         (c) Biscayne has, or shall, delivered to Elgrande true and complete copies of all of such Contracts at or prior to the Closing.

Section 5.9 Condition and Sufficiency of Assets.

         (a) Except as disclosed on Exhibit 5.9-Biscayne, all of the tangible assets and properties of Biscayne, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof.

         (b) Immediately after the Closing Date, Biscayne shall own or have a permanent right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of its business as it is presently conducted.

         (c) Such assets, properties and rights were sufficient to produce the income as shown on the Financial Statements

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF Elgrande

         In order to induce the other Parties to enter into this Agreement, Elgrande makes the following representations and warranties to the other Parties.

Section 6.1 Reporting Company.

         Elgrande is required to and does file reports with the SEC pursuant to
Section 13 (a) or 15 (d) of The Securities Exchange Act of 1934, as amended, and Elgrande is current with respect to all reports required to be filed with the SEC.

Section 6.2 Capitalization

         (a) The authorized capital of Biscayne is as set forth in the Latest Financial Statements of Elgrande. required to be filed by it with the SEC.

         (b) All of the outstanding Securities of Elgrande have been duly authorized, validly issued and are fully paid and non-assessable.

Section 6.3 Delivery of the Elgrande Shares.

         (a) There was, is, and will be no existing impediment or encumbrance to the sale and transfer of the Elgrande Shares to the Biscayne Stockholders, and on delivery to the Biscayne Stockholders of the Elgrande Shares,

                  (i) all of the Elgrande Shares have been, are, and will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, cumulative voting, or similar rights of any shareholder of Elgrande, and

                  (ii) all of the Elgrande Shares have been, are, and will be duly authorized, validly issued and are fully paid and non-assessable.

Section 6.4 Due Incorporation.

         The copies of the Articles of Incorporation of Elgrande and of the By-Laws of Elgrande, and the stock records of Elgrande which will be delivered by the Biscayne Stockholders at or prior to the Closing Date shall be true and complete.

Section 6.5 Financial Statements; No Undisclosed Liabilities.

         (a) The Financial Statements of Elgrande present fairly the financial position, assets, liabilities and retained earnings of Elgrande as at the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of Elgrande for the periods covered thereby.

         (b) The Financial Statements are in accordance with the books and records of Elgrande, do not reflect any transactions which are not bona fide transactions, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         (c) Except as set forth in Exhibit 6.4-Elgrande, or in the Latest Financial Statements of Elgrande, Elgrande has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Financial Statements.

         (d) There is no basis for the assertion against Elgrande, as at the date of this Agreement, or as at the Closing Date, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements of Elgrande, and there is no reason for Elgrande to believe otherwise, irrespective of whether or not it believes the claim is valid or not.

Section 6.6 Taxes.

         (a) Elgrande has filed all federal, state and local tax returns which are required to be filed or has requested extensions thereof and has paid all Taxes shown on such returns and all assessments received by it to the extent that the same have become due except as shown on the Financial Statements of Elgrande.

         (b) Elgrande has not agreed nor is it required to make any adjustment under the provisions of the Internal Revenue Code or any similar state or local law by reason of a change in accounting method or otherwise.

         (c) The total amounts set up as liabilities for current taxes in the Financial Statements of Elgrande are sufficient to cover the payment of all claims, whether known or unknown, with respect to all Taxes;

         (d) Except as set forth in Schedule 6.5-Elgrande, there are no claims pending against Elgrande with respect to Taxes,

         (e) Neither the Federal income tax returns of Elgrande nor its state and local returns (measured, in whole or in part, by income) have been or are being audited.

Section 6.7 Real Property Used in Business.

         (a) Exhibit 6.6-Elgrande lists all real property owned or leased by Elgrande pursuant to which Elgrande holds, occupies or uses to conduct its business operations (the "Elgrande Real Property").

         (b) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at the Elgrande Real Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, Environmental Law, health regulations or ordinance or any other similar Law.

         (c) Except as set forth in Exhibit 6.6-Elgrande, no Hazardous Material have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the Elgrande Real Property.

Section 6.8 Contracts.

         (a) All material Contracts to which Elgrande is a party or by which its assets or properties are bound or subject are identified or described in filings made by Elgrande with the SEC.

         (b) Except as listed on Schedule 5.8-Elgrande,

                  (i) all such Contracts are valid, subsisting, in full force and effect, and binding upon the parties (to such Contracts) in accordance with the terms of such Contracts; and

                  (ii) Elgrande

                           (A) is in compliance with all provisions of all such Contracts;

                           (B) is not in default under any such Contract; nor, to the best of its knowledge,

                           (C) is any other party (to any such Contract) in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

Section 6.9 Condition and Sufficiency of Assets.

         (a) Except as disclosed on Exhibit 6.8-Elgrande, all of the tangible assets and properties of Elgrande, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof.

         (b) Immediately after the Closing Date, Elgrande shall own or have a permanent right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of its business as it is presently conducted.

         (c) Such assets, properties and rights were sufficient to produce the income as shown on the Financial Statements of Elgrande.

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

Section 7.1. No Material Changes or Transactions to be Made or Entered Into.

         The Parties covenant and agrees that, except for transactions expressly authorized or contemplated by this Agreement, between the date hereof and the Closing Date, they will not, without prior written consent of the others, which consent will not be unreasonably withheld, take or refrain from taking the following steps or acts.

         (a) In the case of Biscayne and Elgrande,

                  (i) effect any material change, in their respective capital structures including outstanding debt or equity Securities, subsequent to the date of this Agreement;

                  (ii) grant any lien or other encumbrance on any of its assets or properties;

                  (iii) enter into Contract pursuant to which it agrees to indemnify any party to or to; or

                  (iv) except in the ordinary course of business, enter into any other material Contract or other material transaction.

         (b) In the case of the Biscayne Stockholders,

                  (i) take any action which would impair the ability and obligation of the Biscayne Stockholders to convey and deliver the Biscayne Shares to Elgrande as set forth in this Agreement.

         (c) In the case of Elgrande,

                  (i) take any action which would impair the ability and obligation of Elgrande to issue and deliver the Elgrande Shares to the Biscayne Stockholders as set forth in this Agreement.

Section 7.2. No Adverse Effects or Changes.

         Except as listed on Schedule 7.2-Biscayne, since the Latest Biscayne Financial Statement Date, and, except as listed on Schedule 7.2-Elgrande, since the Latest Elgrande Financial Statement Date, neither Biscayne nor Elgrande has

         (a) suffered any Material Adverse Effect;

         (b) suffered any damage, destruction or Loss (as that term is defined in Article I) to any of its assets or properties (whether or not covered by insurance);

         (c) incurred any obligation or entered into any Contract which requires a payment by the Company in excess of $1,000.00 or entered into any Contract to provide for the delivery of goods or the performance of services, or any combination thereof, by the Company, having a value in excess of $1,000.00;

         (d) sold, transferred, conveyed, assigned, leased, encumbered or otherwise disposed of any of its assets or properties other than in the ordinary course of business;

         (e) waived, released or canceled any claims against third parties or debts owing to it, or any rights;

         (f) made any changes in its accounting systems, policies, principles or practices;

         (h) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable Securities, commitments, subscriptions, rights to purchase or otherwise), any of its Securities, or amended any of the terms of any of its Securities;

         (i) split, combined, or reclassified any shares of its Securities, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Securities, or redeemed or otherwise acquired any Securities of the Company or of any other Person;

         (j) except for Existing Borrowing, made any borrowing, incurred any debt, or assumed, guaranteed, endorsed or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness;

         (k) made any loans, advances or capital contributions to, or investments in, any other Person;

         (l) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director or officer;

         (m) authorized or made any material capital expenditure;

         (n) settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

         (o) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits against it or its Affiliates or any of its directors, officers, employees, agents, or shareholders;

         (p) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract.

Section 7.3. Additional Information.

         Prior to the Closing each Party hereto will supply to the other all information reasonably required to enable the other Party to make such due diligence investigation as the requesting Party deems necessary and shall make available such persons as needed to verify or substantiate any information supplied.

Section 7.4. Confidentiality.

         Each Party hereto will treat confidentially all Confidential Information supplied to it and will use same solely to evaluate the contemplated transaction. No Confidential Information transmitted hereunder shall be disclosed to any third party, other than the Party's directors, officers and legal and accounting advisors. No Party shall disclose information concerning this Agreement, to the public or the press, except as deemed necessary by Elgrande with respect to disclosures it believes are required pursuant to federal Securities laws and regulations.

Section 7.5. Expenses.

         Each Party will pay its own expenses with respect to preparation of this Agreement and documents attendant thereto.

                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF THE PARTIES; TERMINATION

Section 8.1. Conditions Precedent to the Obligations of the Biscayne
Stockholders.

         The obligations of the Biscayne Stockholders under this Agreement are, at their option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

         (a) The representations and warranties of Elgrande contained in this Agreement were true when made and shall continue to be true at all times after the date hereof and as of the Closing on the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing on the Closing Date, subject only to changes permitted by the provisions of this Agreement, and, further provided, that such changes will not, together with all other events prior to the Closing, result in there being a Material Adverse Effect in or to the condition, financial or otherwise, and in the results of operations of Elgrande;

         (b) The irrevocable letter of instructions to the Transfer Agent authorizing the issue of the Elgrande Shares to the Biscayne Stockholders shall have been delivered by Elgrande to the Biscayne Stockholders;

         (c) Elgrande shall have satisfied all the conditions and performed all the covenants and agreements on its part required by this Agreement to be satisfied and performed and shall not be in default under any of the provisions of this Agreement; and

         (d) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement, or to enjoin or prevent the consummation of the transactions contemplated hereby, or to enjoin or prevent the consummation of the transactions contemplated hereby, or involving any of the assets of Industries, which might materially and adversely affect the business or prospects of Elgrande.

Section 8.2. Conditions Precedent to Obligations of Elgrande.

         The obligations of Elgrande under this Agreement are, at its option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

         (a) The representations and warranties of Biscayne and the Biscayne Stockholders contained in this Agreement were true when made and shall continue to be true at all times after the date hereof and as of the Closing on the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing on the Closing Date, subject only to changes permitted by the provisions of this Agreement, and, further provided, that such changes will not, together with all other events prior to the Closing, result in there being a Material Adverse Effect in or to the condition, financial or otherwise, and in the results of operations of Biscayne or the Biscayne Stockholders;

         (b) Each of the Biscayne Stockholders shall have satisfied all the conditions and performed all the covenants and agreements on their part required by this Agreement to be satisfied and performed and shall not be in default under any of the provisions of this Agreement;

         (c) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement, or to enjoin or prevent the consummation of the transactions contemplated hereby, or to enjoin or prevent the consummation of the transactions contemplated hereby, or involving any of the assets of Industries, which might materially and adversely affect the business or prospects of Biscayne; and

          (d) The Biscayne Stockholders shall have delivered to Elgrande the stock certificates evidencing the Biscayne Shares owned by each, each duly endorsed in blank.

Section 8.3. Termination of Agreement.

         This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing on the Closing Date:

         (a) By mutual consent of all the Parties;

         (b) By the Biscayne Stockholders if Elgrande shall fail to or refuse to perform or observe any covenant or agreement hereof to be performed or observed by it on or prior to the Closing on the Closing Date or any condition to the obligations of Elgrande hereunder shall not have been met or satisfied prior to the Closing on the Closing Date. Failure of the Biscayne Stockholders to exercise their right of termination pursuant hereto, at any time or from time to time, shall not be deemed a waiver of their right to terminate the Agreement pursuant to the provisions of this Subparagraph (b) even if the failure or refusal to perform or observe a covenant or agreement hereof, or the failure of any condition to be met or satisfied, is subsequently cured prior to the Closing on the Closing Date; or

         (c) By Elgrande if the Biscayne Stockholders or Biscayne shall fail to perform or observe any covenant or agreement hereof to be performed or observed by them on or prior to the Closing on the Closing Date or any condition to the obligations of Biscayne Stockholders or Biscayne hereunder shall not have been met or satisfied prior to the Closing on the Closing Date. Failure of Elgrande to exercise its right of termination pursuant hereto, at any time or from time to time, shall not be deemed a waiver of its right to terminate the Agreement pursuant to the provisions of this Subparagraph (c), even if the failure or refusal to perform or observe a covenant or agreement hereof, or the failure of any condition to be met or satisfied, is subsequently cured prior to the Closing on the Closing Date.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         In order to induce the other Parties to enter into this Agreement, each Party states and undertakes as follows:

Section 9.1 Continuous Truth of Representations and Warranties.

         The representations and warranties of the Parties contained in this Agreement were true when made and, in addition, they shall also be true as of the Closing on the Closing Date with the same force and effect as though they had been made at and as of the Closing on the Closing Date.

Section 9.2. Survival of Representations and Warranties.

         The representations and warranties contained in this Agreement and in any Schedules, certificates or other documents delivered pursuant hereto shall survive the execution and delivery hereof and the Closing for a period of three
(3) years except for representations and warranties with respect to any and all tax matters which shall survive until any liability for such matters shall be barred by the applicable statute of limitations.

Section 9.2. Entire Agreement.

         This Agreement sets forth the entire understanding and agreement between the Parties and supersedes and replaces any prior understanding, agreement or statement (written or oral) of intent. No provision of this Agreement shall be construed to confer any rights or remedies on any person other than the Parties hereto.

Section 9.3. Indemnification by Biscayne and the Biscayne Stockholders.

         For claims asserted with respect to the matters set forth below, including tax matters, during the time periods set forth in Section 9.2, Biscayne and the Biscayne Stockholders, jointly and severally, agree to indemnify in respect of, and hold Elgrande harmless against, all Loses (as defined in Article I) based upon, resulting from or otherwise in respect of, any misrepresentation, breach of warranty, or non-fulfillment or failure to perform any covenant or agreement on the part of the Biscayne or the Biscayne Stockholders under this Agreement including any undisclosed liabilities in the Financial Statements of Biscayne.

Section 9.4. Indemnification by Elgrande.

         For claims asserted with respect to the matters set forth below, including tax matters, during the time periods set forth in Section 9.1, Elgrande agrees to indemnify in respect of, and hold Biscayne and the Biscayne Stockholders harmless against, any and all Losses (as defined in Article I) based upon, resulting from or otherwise in respect of any misrepresentation, breach of warranty, or non-fulfillment or failure to perform any covenant or agreement on the part of Elgrande under this Agreement.

Section 9.5. Notice and Opportunity to Defend.

         The Party claiming indemnification hereunder (the "Indemnified Party") shall give the other Party (the "Indemnifying Party") written notice of any claim, event, misrepresentation, breach or occurrence giving rise to such claim for indemnification within 60 days of its discovery of any such claim, event, misrepresentation, breach or occurrence. Failure to give such notice within the aforesaid time period shall release the Indemnifying Party from any liability therefor under the provisions of Article IX. The Indemnifying Party shall have the right at its sole cost and expense to:

         (a) cure the claim, event, misrepresentation, breach, or occurrence giving rise to the right of indemnification within 60 days following receipt of such notice; provided, however, that if such cure is commenced within such 60 day period and is pursued diligently and in good faith to completion, such period shall be extended for a reasonable sufficient period of time to enable such cure to be completed, or

         (b) defend any third party claim, other than a claim by or through any taxing authority, alleged to give rise to the right of indemnification with counsel satisfactory to the Indemnified Party, and the Indemnifying Party shall be liable to the extent of all Losses. In computing the amount of Losses for which any Party is liable under this Agreement, there shall be deducted an amount equal to any tax savings or benefits, insurance recoveries, benefits or off-sets to which the Indemnified Party shall be entitled directly as a result of the Losses.

                                    ARTICLE X
                            POST-CLOSING OBLIGATIONS

Section 10.1. Further Assurances.

         Following the Closing, each of the Parties hereto shall each execute and deliver such documents, and take such other action, as shall be reasonably requested by any of the other parties hereto to carry out the transactions contemplated by this Agreement.

Section 10.2. Publicity.

         Except as permitted by Section 7.3 hereof, the Parties hereto shall not issue or make, or cause to have issued or made, any publicity release or announcement concerning the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by all Parties.

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1. Notices.

         (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

                  (i) by telephonic facsimile, in which case notice shall be presumptively deemed to have been given at the date and time displayed on the sender's transmission confirmation receipt showing the successful receipt thereof by the recipient;

                  (ii) by nationally recognized courier or overnight delivery service in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

                  (iii) by United States Mail sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given at the time that records of the United States Postal Service indicate the writing was delivered to the addressee.

         (b) Notice shall be sent:

                  (i) If to Biscayne, to:

                           Biscayne Trading Corporation
                           1010 Seminole Drive
                           Suite 908
                           Ft. Lauderdale, Florida 33304

                           Attention: Christopher Marchant, CEO

                           Telephone Number:           (754) 246-3428
                           Facsimile Telephone Number: (305) 770-0614

                  (ii) If to the Biscayne Stockholders, to:

                           Nicholas, Moore, and Associates Inc.
                           20600 N.W. 7th Avenue
                           Suite 201
                           Miami, Florida  33169

                           Attention: Damien Grider, Managing Director,
                                      Private Equity
                           Telephone Number:           (305) 493-7677
                           Facsimile Telephone Number: (954) 985-0622

                  (iii) If to Elgrande, to:

                           Elgrande.com, Inc.
                           1450 Kootenay Street
                           Vancouver
                           British Columbia, Canada  V5K 4R1

                           Attention: Michael Holloran, CEO

                           Telephone Number:           (604) 689-0808
                           Facsimile Telephone Number: (604) 689-0802
                  with a copy (which shall not constitute notice) to:

                           Michael Paige, Esq.
                           Jackson & Campbell, P.C.
                           One Lafayette Center, South Tower
                           1120 - 20th Street, N.W.
                           Telephone Number:           (202) 457-1600
                           Facsimile Telephone Number: (202) 457-1678

                                            and

                  with a copy (which shall not constitute notice) to:

                           Guy K. Stewart, Jr., Esq.
                           1701 South Flagler Drive
                           Number 1408
                           West Palm Beach, Florida 33401
                           Telephone Number:           (561) 659-1810
                           Facsimile Telephone Number: (561) 659-3888

                  (iv) or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.

Section 11.2. Assignment and Amendment.

         This Agreement shall not be assignable by any Party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the Parties hereto.

Section 11.3. Severability.

         If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court or tribunal of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 11.4. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the Parties hereto.

Section 11.5. Variation in Pronouns.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

Section 11.6. Indulgences, Etc.

         Neither the failure nor any delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

Section 11.7. Exhibits and Schedules.

         All Exhibits and Schedules attached hereto are incorporated by reference into, and made a part of, this Agreement.

Section 11.8. Headings.

         The Article and Section headings are for convenience only; they form in part of this Agreement and shall not affect its interpretation.

Section 11.9. Choice of Law, Venue, Arbitration, Waiver of Jury Trial.

         (a) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         (b) The Parties hereby mutually waive trial by jury

         IN THAT CONNECTION, EACH OF THE PARTIES WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         (c) The Parties hereto irrevocably agree and consent that all disputes concerning this Agreement or any claim or issue of any nature whatsoever (whether brought by the Parties hereto) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in Vancouver, British Columbia, which arbitration will proceed in accordance with the rules of the Arbitration then in force in Vancouver, British Columbia for resolution of commercial disputes.

         In addition, the Parties waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such forum.

         (d) The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction; and

         (e) Attorney's Fees. Each Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                    SIGNATURES APPEARS ON THE FOLLOWING PAGE

                                 SIGNATURE PAGE

         In Witness Whereof, the undersigned Parties have executed this Agreement as of the date first set forth above.

                                       ELGRANDE:

                                       Reporting Public Company, Inc

                                       By: /s/ Michael Holloran
                                       Michael Holloran, CEO

                                       BISCAYNE:

                                       Biscayne Trading Corporation

                                       By: /s/ `Christopher Marchant
                                       Christopher Marchant, CEO

                                       THE BISCAYNE STOCKHOLDERS:

                                       Nicholas, Moore, and Associates Inc.

                                       By: /s/Damian Grider
                                       Damien Grider, Managing Director, Private
                                       Equity of Nicholas, Moore, and Associates
                                       Inc.


                      EXHIBITS BEGIN ON THE FOLLOWING PAGE.

                    EXHIBIT A -LIST OF BISCAYNE STOCKHOLDERS

                                            Number of
                       Number of Shares     Biscayne        Number of Shares
Name of                of Biscayne          Certificate     of Elgrande
Biscayne               Being                Being           To Be
Shareholder            exchanged            exchanged       issued

Nicholas, Moore,        35,000                35,000           35,000
and Associates


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                               AGREEMENT ENDS HERE